UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

Chaparral Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On September 1, 2006, Chaparral Energy, Inc. (“Chaparral”) entered into a Common Stock Purchase Agreement with Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), Altoma Energy, an Oklahoma general partnership (“Altoma”), and Fischer Investments, L.L.C., an entity controlled indirectly by Mark A. Fischer, our Chairman, Chief Executive Officer and President (“Fischer” and together with Altoma, the “Selling Stockholders”). Charles A. Fischer, Jr., our Chief Administrative Officer, Executive Vice President and Director, is a managing partner of Altoma. Pursuant to the Common Stock Purchase Agreement, Chesapeake agreed to purchase an aggregate of 361.2903226 shares of Chaparral’s Common Stock from Chaparral and the Selling Stockholders, representing approximately 32% of the outstanding shares of Common Stock after the issuance of shares by Chaparral, for a per share purchase price of $775,000. The shares of Common Stock to be purchased by Chesapeake consist of (i) 131.6129032 shares of Common Stock to be sold by Chaparral for an aggregate purchase price of $102,000,000 and (ii) an aggregate of 229.6774194 shares of Common Stock to be sold by the Selling Stockholders for an aggregate purchase price of $178,000,000. Cash consideration will be paid by Chesapeake to Chaparral and the Selling Stockholders, except that $40,000,000 of the purchase price to be paid to Altoma will be paid by delivery of a number of shares of Chesapeake’s common stock determined in accordance with the provisions of the Common Stock Purchase Agreement. The shares of Common Stock to be issued by Chaparral will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Common Stock Purchase Agreement contains customary representations, warranties and covenants of Chaparral, the Selling Stockholders and Chesapeake. We expect to close the transaction on or after September 22, 2006, subject to customary closing conditions.

Stockholders’ Agreement

In connection with the execution of the Common Stock Purchase Agreement, Chaparral, the Selling Stockholders and Chesapeake have agreed to enter into a Stockholders’ Agreement on the closing date of the above transaction.

Board of Directors; Voting

The parties to the Stockholders’ Agreement will have rights to nominate and elect directors prior to the closing of a Qualified Initial Public Offering by Chaparral. A “Qualified Initial Public Offering” is defined as (i) a consummated initial public offering of shares of Common Stock of Chaparral, which is underwritten on a firm commitment basis by a nationally-recognized investment banking firm, or (ii) any transaction resulting in the initial listing or quotation of the shares of Common Stock on a national securities exchange or on the Nasdaq National Market. As long as the Selling Stockholders and their permitted transferees continue to own in the aggregate in excess of 50% of Chaparral’s outstanding shares of Common Stock, Fischer will have the power to nominate and elect two directors to Chaparral’s board of directors (or if there are more than three directors, such number of directors equal to the total number of directors not designated by Fischer), and Altoma (for as long as Altoma and its permitted transferees continue to own in excess of 5% of Chaparral’s outstanding shares of Common Stock) will have the power to nominate and elect one director to Chaparral’s board of directors. At the written election of Chesapeake, Chesapeake (for as long as Chesapeake and its permitted transferees continue to own in excess of 5% of Chaparral’s outstanding shares of Common Stock) will have the power to nominate and elect one director to Chaparral’s board of directors. In addition, prior to a Qualified Initial Public Offering, Altoma will agree not to vote for the approval of (i) any merger, consolidation or conversion, (ii) certain amendments to Chaparral’s certificate of incorporation, (iii) the sale of all or substantially all of Chaparral’s assets, or (iv) a termination of Chaparral’s business, unless Fischer votes for such approval.

Preemptive Rights; Standstill

Subject to the procedures set forth in the Stockholders’ Agreement, if Chaparral proposes to sell any of its capital stock, other than in the context of a Qualified Initial Public Offering, merger or other acquisition, or the issuance of equity securities to employees or directors or in connection with a debt financing, each party to the Stockholders’ Agreement will have the right to purchase, upon substantially similar terms and conditions, up to a number of shares sufficient for it to maintain the same percentage ownership of outstanding securities of such class of Chaparral as it owned immediately prior to such issuance. Furthermore, subject to certain exceptions including the preemptive rights described above, Chesapeake will agree that it will not, without the approval of the board of directors of Chaparral, acquire or publicly announce any intention to acquire shares of Common Stock of Chaparral to the extent Chesapeake would hold of record, beneficially own, or otherwise control the voting with respect to, in excess of 35% of the then-outstanding shares of Common Stock of Chaparral

Transfer of Securities; Tag-Along Rights; Drag-Along Rights

Except as set forth in the Stockholders’ Agreement, the Selling Stockholders and Chesapeake may not transfer any shares of capital stock of Chaparral until (i) such time that Fischer and its affiliates own less than 25% of the shares of Common Stock owned at the time the Stockholders’ Agreement is executed or (ii) the occurrence of a Qualified Initial Public Offering or the expiration of any lock-up period in connection with such Qualified Initial Public Offering, as applicable. Subject to certain exceptions and the procedures set forth in the Stockholders’ Agreement, if Fischer or its permitted transferees proposes to sell more than 25% of the outstanding shares of Common Stock of Chaparral in a bona fide offer to a third party, then such seller must offer to Altoma and Chesapeake the opportunity to include a pro rata number of shares in the proposed sale. Additionally, if Fischer or its permitted transferees or affiliates proposes to sell all of its shares of Common Stock in a bona fide offer, and such shares represent more than 50% of the outstanding shares of Common Stock of Chaparral, then such seller has the right, subject to the provisions of the Stockholders’ Agreement, to require all other parties to the Stockholders’ Agreement to include in such sale all, but not less than all, of such other parties’ shares of Common Stock.

Listing of Shares; Right of First Offer

Under the Stockholders’ Agreement, Chaparral will agree to use its commercially reasonable efforts to effect a Qualified Initial Public Offering prior to August 15, 2011. Altoma will agree (i) not to transfer, without the consent of Fischer, any shares of Common Stock prior to such date except in connection with a Qualified Initial Public Offering, and (ii) in the event of a Qualified Initial Public Offering, to include in such offering a number of shares designated by Chaparral up to the number of shares being sold by Chaparral in such offering, but not to exceed $100 million without the consent of Altoma. If Chaparral’s shares of Common Stock are not listed on an exchange after August 15, 2011, Altoma may request to transfer up to 60% of its shares pursuant to a demand request as described below, but only after Altoma first offers such shares to Chaparral, and then to Chesapeake and Fischer, in accordance with the procedures set forth in the Stockholders’ Agreement.

Subject to certain exceptions, in the event Fischer or Chesapeake desire to transfer shares of Common Stock other than to a permitted transferee or pursuant to a demand request prior to a Qualified Initial Public Offering, such seller will be required to notify the other parties to the Stockholders’ Agreement. Such seller will then negotiate in good faith with such other parties for a period of not less than 21 days, during which time such other party or parties to the Stockholders’ Agreement may deliver notice to such seller of their offer to purchase such shares from the seller. If such seller accepts the offer, each of the parties who timely delivered notice within the 21 days will have a right to acquire their pro rata number of shares.

Registration Rights; Piggyback Registration

At any time after a Qualified Initial Public Offering, Fischer, Altoma and Chesapeake will have demand rights to require Chaparral to register shares of its Common Stock. Fischer may on up to four occasions, and Altoma and Chesapeake may on up to two occasions each, require Chaparral to register shares of Common Stock after the completion of a Qualified Initial Public Offering, provided that the proposed offering proceeds for the offering equal or exceed $20 million (or $10 million if Chaparral is able to register on Form S-3). In addition, subject to certain exceptions, either Altoma or Chesapeake may make one additional request for a demand registration at any time after May 15, 2011 in the event a registration statement for a Qualified Initial Public Offering has not been filed prior to such date, provided that the proposed offering proceeds for the offering equal or exceed $20 million.

In addition, the parties to the Stockholders’ Agreement may generally require Chaparral to include shares of common stock in a registration statement filed by it other than on Forms S-4 or S-8 or any successor forms. The rights granted under the Stockholders’ Agreement will terminate whenever the shares covered by the Stockholders’ Agreement may be sold under Rule 144(k) or when these shares have been disposed of in connection with a registration statement or under Rule 144.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chaparral Energy, Inc.

Date: September 8, 2006	By:	/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer and
Executive Vice President